Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. STOCKHOLDERS APPROVE MERGER WITH AFFILIATE OF CENTRO PROPERTIES GROUP

Boston, MA…October 3, 2006… Heritage Property Investment Trust, Inc. (NYSE: HTG) (“Heritage” or the “Company”), today announced that its stockholders have approved the merger of Heritage with and into Centro Saturn MergerSub LLC, an affiliate of Centro Properties Group, and the other transactions contemplated by the Agreement and Plan of Merger, dated as of July 9, 2006, by and among Heritage and affiliates of Centro Properties Group.  Approximately 99.6 percent of the shares of Heritage common stock present and voting at the special meeting voted in favor of the proposal, representing approximately 71.7 percent of the total number of shares of Heritage common stock entitled to vote at the special meeting.

Heritage expects the merger to be completed on or about October 5, 2006, subject to the satisfaction or waiver of the conditions set forth in the merger agreement.  Under the terms of the merger agreement, holders of Heritage’s common stock (other than Heritage’s subsidiaries and the Centro affiliate with which Heritage would merge) will receive cash in an amount equal to $36.675, which includes the regular dividend in respect of Heritage’s common stock that has not yet been paid with respect to Heritage’s third quarter of 2006.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG.”  Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States.  Heritage focuses on grocer-anchored shopping centers with multiple anchors.  Heritage is headquartered in Boston, Massachusetts and has an additional 15 regional offices located in the Eastern, Midwestern and Southwestern United States.  For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

SAFE HARBOR LANGUAGE

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement.  You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results.  Such factors include, among others, the following: the satisfaction of the conditions to consummate the merger with Centro; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure of the merger to close for any other reason; and the amount of the costs, fees, expenses and charges related to the merger.  For further discussion of these and other factors that could impact the Company’s future results, performance, achievements or transactions, see the documents filed by the Company from time to time with the Securities and Exchange Commission, and in particular Item 1A, “Risk Factors,” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.  The forward-looking statements contained in this release represent the Company’s judgment as of the date of this release, and the Company cautions readers not to unduly rely on such statement.